Exhibit 99.1

NEWS RELEASE

PureCycle Technologies Provides Third Quarter 2021 Update

- Plant 1, the first manufacturing plant in Ironton, Ohio, remains on schedule for expected completion in the fourth quarter of 2022

- Plant 2, first cluster facility in Augusta, Georgia, on track for site work expected to begin in the first quarter of 2022

- Identified 1.6-billion-pound feedstock supply pipeline; Signed 6 new LOIs representing 168 million pounds of feedstock

- Submitted FDA Letter of No Objection on September 10, 2021

- Total liquidity of $494.1 million, including $221.1 million of unrestricted cash and investments and $273.0 million of restricted cash, at quarter-end September 30, 2021

(ORLANDO, Florida – November 10, 2021) – PureCycle Technologies, Inc. ("PureCycle” or “the Company") (NASDAQ: PCT), a company seeking to revolutionize polypropylene recycling, today announced a corporate update and financial results for the third quarter ending September 30, 2021.

Management Commentary

“Since our second quarter update, we have continued to execute and advance our strategic plan, highlighted by Plant 1 in Ironton, Ohio, which is progressing on schedule to be operational in the fourth quarter of 2022. In addition, our first cluster facility in Augusta, Georgia remains on track with site work expected to begin in the first quarter of 2022,” said Mike Otworth, PureCycle's Chairman and Chief Executive Officer.

“We successfully expanded our feedstock supply network during the quarter signing multiple LOIs for feedstock, as well as identifying a 1.6-billion-pound feedstock supply pipeline. On the commercial front, we continue to see demand and the market continues to accept our Feedstock+ pricing model. Additionally, we completed the submission of the FDA Letter of No Objection in September and the first ever PureCycled plastic product was brought to market. PureCycle remains on schedule to achieve our strategic milestones and we look forward to updating you on our progress next quarter.

“What we are creating at PureCycle is more than a plastic that can be infinitely sustainable, we are giving brands an opportunity to be deliberate and genuine when it comes to creating sustainable products that put our environment at the forefront. The work we have done over the last quarter not only positions us well to achieve our strategic goals, but also helps bring this tremendous opportunity to the commercial market.”

Operational Update

In Ironton, Ohio, our flagship facility is well under way and is expected to be operational in the fourth quarter of 2022. Our first facility is expected to produce 107 million pounds per year of Ultra-Pure Recycled (UPR) resin. In the second quarter of next year, we expect to have both our module equipment delivered and our Ironton feedstock preprocessing facility (PreP) operational. In Ironton’s September 2021 Leidos report, the noted schedule delays are non-critical path activities that include the rail line and final building modifications. We expect that these activities should not impact the final project completion.

During the third quarter, PureCycle approved additional investments in Ironton with a focus on de-risking and processing expansion, contributing to an increase in the total project costs by $30-40 million relative to the initial budget. Approximately two-thirds of the additional cost represents an investment to process a higher percentage of feed contaminants and safety design improvements, while approximately one-third represents an escalation in base material pricing.

The Augusta cluster facility, which is designed to ultimately produce up to 650 million pounds annually per year across five processing lines, remains on track for preliminary site work to begin in the first quarter of 2022. PureCycle continues to address the critical path for Augusta by making long lead purchases which will occur throughout the rest of this year.

During the third quarter, the Company has made considerable progress on European site selection, identified potential European feedstocks, and with the Company’s submitted FDA Letter of No Objection, PureCycle has begun preparations for communications with the European Food Safety Authority (EFSA).

PureCycle made significant announcements during the third quarter as it relates to the Company’s expansion into the Asia-Pacific and continues to progress the memoranda of understanding with Mitsui in Japan and SK Geo Centric in South Korea to definitive agreements, which will help the Company pave the way for building a PureCycle ecosystem globally.

Feedstock and Commercial Update

PureCycle made significant advancements in the Company’s feedstock procurement process during the third quarter highlighted by the identification of approximately 1.6 billion pounds of potential feedstock that is, at present, moving through the market and/or being landfilled. This feedstock supply pipeline comprises 3 diverse types of waste streams: post-consumer non-curbside (approx. 1.1 billion pounds identified), post-consumer curbside (approx. 275 million pounds identified), and post-industrial (approx. 225 million pounds identified). PureCycle is seeking to decentralize its feedstock intake and most recently announced a PreP facility in Winter Garden, Florida. This new facility is PureCycle’s first satellite PreP facility and represents a strategy that focuses on decentralizing feedstock intake, which allows the Company to accept and sort plastic waste closer to the source and further encourages PureCycle’s feedstock supply line.

PureCycle continues to see a robust pipeline of demand for its UPR resin and the Company is seeing market acceptance of its Feedstock+ pricing model. PureCycle remains in active discussions representing 277 million pounds across existing and new market segments using the Feedstock+ pricing model. The Company also saw the first PureCycled plastic product made with 95% of our UPR plastic come onto the market. The shampoo dispenser brought to market by EC30 was made commercially available earlier this month and represents the Company’s UPR resin’s ability to deliver exceptional aesthetic and mechanical properties that meet both sustainability goals and appeal to the consumer.

Liquidity and Capital Resources

Total liquidity of $494.1 million including $221.1 million of cash, cash equivalents and debt securities available for sale and $273.0 million in restricted cash.

PureCycle had $319.0 million in debt and accrued interest, less $19.3 million of discount and issuance costs as of September 30, 2021. Plant 1’s original budget was $242.1 million, which was funded through bond financing. As of September 30, 2021, the remaining capital allocated from the bond funds was $155.9 million.

Conference Call

The Company will hold a conference call today at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the third quarter and updated future strategic plans.

Date: Thursday, November 11, 2021
Time: 11:00 a.m. ET
Toll-free dial-in number: 1-855-940-5314
International dial-in number: 1-929-517-0418
Conference ID: 1084324

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will have a live Q&A session and be available for replay here and on the Company's website at www.purecycle.com.

A replay of the conference call will be available after 2 p.m. Eastern time on the same day through November 18, 2021, via the information below:

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 1084324

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Quarterly Report on Form 10-Q entitled "Risk Factors," those discussed and identified in public filings made with the Securities and Exchange Commission (the "SEC") by PCT and the following:

•	PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's UPR in food grade applications (both in the United States and abroad);

•	PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR and PCT's facilities (both in the United States and abroad);

•	expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives;

•	PCT's ability to scale and build the Ironton, Ohio plant in a timely and cost-effective manner;

•	PCT’s ability to build its first U.S. cluster facility, located in Augusta, Georgia (the “Augusta Facility”), in a timely and cost-effective manner;

•	PCT’s ability to sort and process polypropylene plastic at its plastic waste prep (“Feed PreP”) facilities;

•	PCT's ability to maintain exclusivity under The Procter & Gamble Company license;

•	the implementation, market acceptance and success of PCT's business model and growth strategy;

•	the success or profitability of PCT's offtake arrangements;

•	the ability to source feedstock with a high polypropylene content;

•	PCT's future capital requirements and sources and uses of cash;

•	PCT's ability to obtain funding for its operations and future growth;

•	developments and projections relating to PCT's competitors and industry;

•	the outcome of any legal or regulatory proceedings to which PCT is, or may become a party, including the recently filed securities class action case and the ongoing SEC investigation;

•	the ability to recognize the anticipated benefits of the business combination;

•	unexpected costs related to the business combination;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk; and

•	the risk that the COVID-19 pandemic, including any variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About PureCycle Technologies

PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license to commercialize the only patented solvent-based purification recycling technology, developed by The Procter & Gamble Company for restoring waste polypropylene (PP) into ultra-pure recycled (UPR) resin. The proprietary process removes color, odor and other contaminants from recycled feedstock resulting in UPR plastic suitable for any PP market. To learn more, visit purecycle.com

Company Contact:

Anna Farrar
afarrar@purecycle.com
(954) 647-7059

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

PCT@GatewayIR.com

(949) 574-3860